EXHIBIT 23.01

             CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

I.C. Isaacs & Company, Inc.
Baltimore, Maryland

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2004, relating to the consolidated financial statements and schedules of I.C. Isaacs & Company, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP
Bethesda, Maryland

July 29, 2004